                    Exhibit 99.1

For immediate release:

Alico, Inc. Announces Second Quarter and Six Month Financial Results for Fiscal Year 2016 Highlighted by $23.2 million of Adjusted EBITDA and $0.91 Adjusted Free Cash Flow per Diluted Common Share for the Six Months of Fiscal Year 2016.

Fort Myers, FL, May 5, 2016 - Alico, Inc. (“Alico” or the “Company”) (NASDAQ:ALCO), today announces financial results for the second quarter and six months ended March 31, 2016.

	Three Months Ended March 31,				Six Months Ended March 31,
	2016	2015	Change		2016	2015	Change

Adjusted Non-GAAP Measures
EBITDA	$20,837	$16,676	$4,161	25.0%	$23,220	$21,037	$2,183	10.4%
Earnings per Diluted Common Share	$1.02	$1.04	$(0.02)	(1.9)%	$0.72	$0.92	$(0.20)	(21.7)%
Free Cash Flow	$24,226	$9,846	$14,380	146.0%	$7,558	$(4,829)	$12,387	NM
Free Cash Flow per Diluted Common Share	$2.92	$1.19	$1.73	145.4%	$0.91	$(0.62)	$1.53	NM

GAAP Measures
Net income attributable to common stockholders	$8,734	$4,226	$4,508	106.7%	$5,722	$9,433	$(3,711)	(39.3)%
Earnings Per Diluted Common Share	$1.05	$0.51	$0.54	105.9%	$0.69	$1.21	$(0.52)	(43.0)%
Net cash provided by (used in) operating activities	$26,919	$12,499	$14,420	115.4%	$12,138	$(3,947)	$16,085	NM
NM = Not Meaningful

Orange Co. Division Results

Orange Co.’s 2016 crop production is projected to be lower than its previous harvest season. Total pound solids are projected to decline by approximately 15-17% and box production by 11-13%. Orange Co.’s early and mid-season box production finished lower by approximately 17% compared to the prior year, but its late season production is expected to be more stable with a projected box production decrease of approximately 4-6% compared to last year. The USDA estimates the entire Florida orange crop will decrease by 21.5% this season, and Orange Co. believes these declines are due to extreme weather patterns, such as El Nino, as well as citrus greening.  Orange Co.’s late season harvesting activities were accelerated this year, and the Orange Co. quarterly financial results have been positively affected by this accelerated activity.

On March 4, 2016, the Florida Commissioner of Agriculture exercised his authority under the Emergency Exemptions provisions of the Federal Insecticide, Fungicide and Rodenticide Act to allow use of certain foliar bactericide applications. Florida growers can use these products until the Environmental Protection Agency completes its review of a specific exemption petition submitted by the Florida Department of Agriculture and Consumer Services. These bactericides are approved and successfully applied on other permanent crops throughout the United States. Orange Co. began application of these bactericides to all of its groves in April 2016. Orange Co. is encouraged by the potential of foliar bactericide treatments to enhance the overall health of citrus trees and thereby mitigate the impact of citrus greening.

Citrus production for the second quarter and six months ended March 31, 2016 and 2015 is summarized in the following table.

(boxes and total pound solids in thousands)

	Three Months Ended March 31,				Six Months Ended March 31,
	2016	2015	Change		2016	2015	Change

Boxes	4,787	4,403	384	8.7%	6,294	5,851	443	7.6%
Total Pound Solids	27,116	25,872	1,244	4.8%	34,047	33,372	675	2.0%
Average Pound Solids Per Box	5.85	6.10	(0.25)	(4.1)%	5.73	5.95	(0.22)	(3.7)%
Price Per Pound Solids - Early-Mids	$2.27	$1.96	$0.31	15.8%	$2.18	$1.95	$0.23	11.8%
Price Per Pound Solids - Valencias	$2.42	$2.15	$0.27	12.6%	$2.42	$2.15	$0.27	12.6%

Orange Co.’s total costs of production in fiscal year 2016 are expected to remain in line with the prior year, but the cost per box has increased by approximately $0.12, from $7.00 to $7.12, due to expected decreased box production for the season. To date, operating expenses increased over the prior periods largely due to selling more boxes in the second quarter and first six months of fiscal year 2016 compared to the same periods in fiscal year 2015.

Conservation and Environmental Resources Division Results

For the six months ended March 31, 2016, Conservation and Environmental Resources (“CER”) revenues of $1.7 million were earned primarily from calf sales with a 667,000 increase in pounds sold generating $1.5 million of increased revenue partially offset by a ($0.4) million decrease due to the price per pound declining from $2.18 to $1.68 year over year. The 667,000 increase in pounds sold was due to the timing of calf sales as CER held an additional 1,000 calves in inventory at September 30, 2015 which would have historically been sold prior to year-end. CER operating expenses increased by $0.8 million for the six months ended March 31, 2016 compared to the six months ended March 31, 2015 due to the timing of additional pounds sold.

Other Corporate Financial Information

Alico continues to invest in information technology, management talent and strategic acquisition activities, which has increased its general and administrative costs. Corporate G&A expenses for the six months ended March 31, 2016 totaled $6.8 million compared to $9.0 million for the six months ended March 31, 2015, a decrease of ($2.2) million. The decrease relates primarily to $3.4 million in non-recurring professional and legal fees associated with the Orange-Co and Silver Nip acquisitions in fiscal year 2015 offset by certain fiscal year 2016 expenses including $0.4 million in legal fees related to the shareholder litigation and $0.4 million in bonuses.

Other expense, net for the six months ended March 31, 2016 was $4.4 million compared to $8.3 million of other income for the six months ended March 31, 2015. The decrease of $12.7 million is primarily attributable to a $12.7 million decrease in partial gain recognition on the sale of the sugarcane land and a $1.3 million increase in interest expense offset by non-recurring fiscal year 2015 losses including a $1.0 million loss on extinguishment of debt and a $0.5 million asset impairment.

The Company paid a second quarter cash dividend of $0.06 per share on its outstanding common stock on April 15, 2016, to shareholders of record at March 31, 2016 and repurchased 14,310 shares of common stock at an average cost of $37.62 per share in the quarter.

The Company ended the quarter with term debt, net of cash and cash equivalents, of $196.5 million.

About Alico

Alico is a holding company with assets and related operations in agriculture and environmental resources, including cattle ranching, water management, and mining. Our mission is to create value for shareholders by managing existing assets to their optimal current income and total returns, opportunistically acquiring new assets and producing high quality agricultural products while exercising responsible environmental stewardship. Learn more about Alico (NASDAQ: ALCO) at www.alicoinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Alico’s current expectations about future events and can be identified by terms such as "plans," "expect," "may," "anticipate," "intend," "should be," "will be," "is likely to," "believes," and similar expressions referring to future periods.

Alico believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Alico cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulation and rules; weather conditions that affect production, transportation, storage, demand, import and export of fresh product and its by-products, increased pressure from disease, insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest rates; availability of financing for land development activities and other growth opportunities; onetime events; acquisitions and divestitures, including our ability to achieve the anticipated results of the Orange-Co acquisition and Silver Nip merger; seasonality; labor disruptions; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; changes in agricultural land values; and market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Alico’s SEC filings, which are available on the SEC’s website at http://www.sec.gov. Alico undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.

Investor Contact:
John E. Kiernan
Senior Vice President and Chief Financial Officer
(239) 226-2000
JKiernan@alicoinc.com

Non-GAAP Financial Measures

Adjusted EBITDA
(in thousands)
	Three Months Ended March 31,		Six Months Ended March 31,
	2016	2015	2016	2015

Net income attributable to common stockholders	$8,734	$4,226	$5,722	$9,433
Interest expense	2,475	2,257	4,978	3,636
Provision for income taxes	6,102	1,127	4,027	4,890
Depreciation and amortization	4,036	3,505	8,044	6,489
EBITDA	21,347	11,115	22,771	24,448

Asset impairment	—	541	—	541
Transaction costs	105	274	502	3,853
Acquired citrus inventory fair value adjustments	—	4,202	—	4,202
Loss on extinguishment of debt	—	17	—	964
Payments on consulting agreements	142	500	446	500
Litigation expenses related to shareholder lawsuit	3	—	403	—
(Gains) losses on sale of real estate	(760)	27	(902)	(13,471)

Adjusted EBITDA	$20,837	$16,676	$23,220	$21,037

Adjusted Earnings Per Common Share
(in thousands)
	Three Months Ended March 31,		Six Months Ended March 31,
	2016	2015	2016	2015

Net income attributable to common stockholders	$8,734	$4,226	$5,722	$9,433
Loss on extinguishment of debt	—	17	—	964
Asset impairment	—	541	—	541
Transaction costs	105	274	502	3,853
Litigation expenses related to shareholder lawsuit	3	—	403	—
Acquired citrus inventory fair value adjustments	—	4,202	—	4,202
Payments on consulting agreements	142	500	446	500
Gains on sale of real estate	(760)	27	(902)	(13,471)
Tax impact	209	(1,171)	(186)	1,164

Adjusted net income	$8,433	$8,616	$5,985	$7,186

Diluted common shares	8,303	8,272	8,309	7,815

Adjusted Earnings per Diluted Common Share	$1.02	$1.04	$0.72	$0.92

Adjusted Free Cash Flow
(in thousands)
	Three Months Ended March 31,		Six Months Ended March 31,
	2016	2015	2016	2015

Net cash provided by (used in) operating activities	$26,919	$12,499	$12,138	$(3,947)
Adjustments for non-recurring items:
Transaction costs	105	274	502	3,853
Payments on consulting agreements	142	500	446	500
Litigation expenses related to shareholder lawsuit	3	—	403	—
Capital expenditures	(2,943)	(3,427)	(5,931)	(5,235)
Adjusted Free Cash Flow	$24,226	$9,846	$7,558	$(4,829)

Diluted common shares	8,303	8,272	8,309	7,815

Adjusted Free Cash Flow per Diluted Common Share	$2.92	$1.19	$0.91	$(0.62)

Alico utilizes Adjusted EBITDA among other measures, to evaluate the performance of its business. Due to significant depreciable assets associated with the nature of our operations and, to a lesser extent, interest costs associated with our capital structure, management believes that Adjusted EBITDA, Adjusted Earnings per Diluted Common Share, Adjusted Free Cash Flow and Adjusted Free Cash Flow per Diluted Common Share are important measures to evaluate our results of operations between periods on a more comparable basis and to help investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provides useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business and helps investors evaluate our ability to service our debt. Such measurements are not prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and should not be construed as an alternative to reported results determined in accordance with U.S. GAAP. The non-GAAP information provided is unique to Alico and may not be consistent with methodologies used by other companies. Adjusted Free Cash Flow is defined as cash provided by operations less capital expenditures adjusted for non-recurring transactions. The Company uses Adjusted Free Cash Flow and Adjusted Free Cash Flow per Diluted Common Share to evaluate its business and this measure is considered an important indicator of the Company's liquidity, including its ability to reduce net debt, make strategic investments, and pay dividends to common stockholders.

ALICO, INC.
CONDENSED COMBINED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share and per share amounts)

	March 31,	September 30,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$3,552	$5,474
Accounts receivable, net	24,766	3,137
Inventories	46,421	58,273
Income tax receivable	2,088	2,088
Prepaid expenses and other current assets	1,312	1,791
Total current assets	78,139	70,763

Property and equipment, net	379,100	381,099
Goodwill	2,246	2,246
Deferred financing costs, net of accumulated amortization	2,598	2,978
Other non-current assets	1,769	3,002
Total assets	$463,852	$460,088

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,810	$4,407
Accrued liabilities	10,817	13,815
Long-term debt, current portion	4,511	4,511
Income taxes payable	4,027	—
Deferred tax liability, current portion	151	151
Obligations under capital leases, current portion	277	277
Other current liabilities	359	974
Total current liabilities	26,952	24,135

Long-term debt	195,589	200,970
Lines of credit	5,000	—
Deferred tax liability	25,581	25,628
Deferred gain on sale	28,432	29,122
Deferred retirement obligations	4,170	4,134
Obligations under capital leases	588	588
Total liabilities	286,312	284,577

Stockholders' equity:
Preferred stock, no par value, 1,000,000 shares authorized; none issued	—	—
Common stock, $1.00 par value, 15,000,000 shares authorized; 8,416,145 and 8,416,145 shares issued and 8,302,063 and 8,325,580 shares outstanding at March 31, 2016 and September 30, 2015, respectively	8,416	8,416
Additional paid in capital	18,257	19,795
Treasury stock, at cost, 114,082 and 90,565 shares held at March 31, 2016 and September 30, 2015, respectively	(5,151)	(3,962)
Retained earnings	151,229	146,455
Total Alico stockholders' equity	172,751	170,704
Noncontrolling interest	4,789	4,807
Total stockholders' equity	177,540	175,511
Total liabilities and stockholders' equity	$463,852	$460,088

ALICO, INC.
CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2016	2015	2016	2015
Operating revenues:
Orange Co.	$70,982	$58,557	$90,277	$75,550
Conservation and Environmental Resources	644	309	1,651	1,145
Other Operations	263	1,146	565	2,387
Total operating revenues	71,889	60,012	92,493	79,082

Operating expenses:
Orange Co.	51,716	46,383	69,324	60,597
Conservation and Environmental Resources	581	623	2,141	1,368
Other Operations	77	1,330	147	2,169
Total operating expenses	52,374	48,336	71,612	64,134

Gross profit	19,515	11,676	20,881	14,948
General and administrative expenses	2,849	3,499	6,774	8,982

Income from operations	16,666	8,177	14,107	5,966

Other (expense) income:
Investment and interest income, net	—	—	—	2
Interest expense	(2,475)	(2,257)	(4,978)	(3,636)
Gain (loss) on sale of real estate	760	(27)	902	13,471
Loss on extinguishment of debt	—	(17)	—	(964)
Impairment of asset held for sale	—	(541)	—	(541)
Other (expense) income, net	(125)	18	(300)	25
Total other (expense) income, net	(1,840)	(2,824)	(4,376)	8,357

Income before income taxes	14,826	5,353	9,731	14,323
Provision for income taxes	6,102	1,127	4,027	4,890

Net income	8,724	4,226	5,704	9,433
Net loss attributable to noncontrolling interests	10	—	18	—
Net income attributable to Alico, Inc. common stockholders	8,734	4,226	5,722	9,433
Comprehensive income attributable to noncontrolling interests	—	—	—	—
Comprehensive income attributable to Alico, Inc. common stockholders	$8,734	$4,226	$5,722	$9,433

Per share information attributable to Alico, Inc. common stockholders:
Earnings per common share:
Basic	$1.05	$0.51	$0.69	$1.21
Diluted	$1.05	$0.51	$0.69	$1.21
Weighted-average number of common shares outstanding:
Basic	8,286	8,272	8,294	7,815
Diluted	8,303	8,272	8,309	7,815

Cash dividends declared per common share	$0.06	$0.06	$0.12	$0.12

ALICO, INC.
CONDENSED COMBINED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
(in thousands)

	Six Months Ended March 31,
	2016	2015

Net cash provided by (used in) operating activities:	$12,138	$(3,947)

Cash flows from investing activities:
Acquisition of citrus businesses, net of cash acquired	—	(264,586)
Proceeds on sale of sugarcane land	—	97,151
Purchases of property and equipment	(5,931)	(5,235)
Other	141	1,093
Net cash used in investing activities	(5,790)	(171,577)

Cash flows from financing activities:
Proceeds from term loans	—	182,500
Repayments on revolving line of credit	(45,132)	(49,942)
Borrowings on revolving line of credit	50,132	63,528
Repayment of term loan	—	(34,000)
Principal payments on term loans	(5,381)	(12,489)
Contingent consideration paid	(3,750)	—
Treasury stock purchases	(3,141)	(512)
Financing costs	—	(2,895)
Dividends paid	(998)	(885)
Net cash (used in) provided by financing activities	(8,270)	145,305

Net decrease in cash and cash equivalents	(1,922)	(30,219)
Cash and cash equivalents at beginning of the period	5,474	31,130

Cash and cash equivalents at end of the period	$3,552	$911